UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2019

EQUIFAX INC.

(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W.
Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equifax Inc. Long-Term Incentive Program for 2019

In connection with the adoption of a new Change in Control Severance Plan (as described below) and our previously-announced business transformation strategy, the Compensation, Human Resources and Management Succession Committee (the “Committee”) of the Board of Directors reformulated the long-term incentive program for 2019 to align incentives with our near-term and long-term goals.

Since his appointment in April 2018, our Chief Executive Officer, Mark Begor, has been leading Equifax through a significant transformation, including the investment of substantial resources to achieve our objective of becoming a trusted global leader in data security, advanced analytics and technology. On February 21, 2019, we outlined the key strategic initiatives that comprise our multi-year transformational strategy, which focuses our efforts on the following imperatives:

•	Lead our industry in data security by building a culture that considers data and technology security, and more broadly risk management, as a primary requirement in all decisions.

•	Transform our technology by rebuilding our infrastructure and delivering market-leading capabilities to our customers.

•	Lead in data and analytics to develop unparalleled analytical insights leveraging Equifax’s unique data.

•	Improve the consumer user experience by rebuilding our digital and call center technology infrastructure.

•	Foster a culture of customer centricity that will enable us to provide a better customer experience.

•	Deliver growth while enhancing profitability and shareholder returns through the disciplined execution of these imperatives.

•	Build a world-class Equifax team by investing in talent to drive our strategy and promote a culture of innovation.

Our business strategy, which is driven by these imperatives, is described in more detail in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 21, 2019.

To strengthen the alignment between our named executive officers (“NEOs”) and our shareholders, and to reward efforts related to driving the Company’s progress towards delivering on our strategic objectives, the Committee modified our long-term incentive program for 2019 by adopting the Equifax Transformational Leadership Program (the “2019 ETLP”). The 2019 ETLP, which includes the NEOs and senior leadership team members who are integral to the successful execution of the Company’s transformational strategy, increases over 2018 levels the grant date fair value of the overall long-term incentive opportunity and utilizes more challenging performance thresholds required to earn payouts. The 2019 ETLP is intended to motivate our NEOs and key leaders to achieve the specific goals as outlined in our multi-year transformational strategy, all of which are expected to shape corporate performance for the long term and drive shareholder returns, consistent with the multi-year performance periods in the 2019 ETLP. The Committee intends to revert to the traditional long-term incentive structure in 2020.

The components of the 2019 ETLP include (i) performance shares based on the ranking of our cumulative total shareholder return (“TSR”) compared to the TSR of the companies in the S&P 500, (ii) premium-priced stock options and (iii) restricted stock units (“RSUs”). Notably, the performance shares and premium-priced stock options are only earned if our team delivers results that meet or exceed the performance criteria.

Under the 2019 ETLP:

•

all stock options are now premium-priced, split evenly based on grant date fair value into three equally weighted tranches with exercise prices set at premiums of 115%, 125% and 135% to the fair market value on the date of grant, reflecting a significant shift from the options granted in 2018;

•	the grant date fair value of the stock options and TSR performance shares are increased versus comparable awards in 2018;

•

the grant date fair value of the time-vested RSUs remains unchanged versus 2018, but time-vested RSUs comprise a significantly smaller percentage of the overall long-term incentive opportunity because the increase in grant date fair value is allocated to the performance-based components of the 2019 ETLP; and

•	the increased grant date fair value components of the 2019 ETLP, consisting of premium-priced stock options and TSR performance shares, will be forfeited if a recipient retires before vesting.

The design of the 2019 ETLP acknowledges the increased efforts of our executive officers to lead the successful execution of the Company’s core strategic imperatives tied to our business strategy, focuses executive officers on efficiently achieving key targets for the Company’s transformational strategy within a designated time frame, and uses performance-based equity award structures to drive alignment of the interests of our executives and shareholders.

The following table illustrates the grant date fair value of each of the components of the long-term incentives awarded under the 2019 ETLP to our CEO and other current NEOs, excluding Paulino do Rego Barros, Jr., who is not participating in the 2019 ETLP.

2019 ETLP
	Mark W. Begor	John W. Gamble, Jr.	John J. Kelley III	Rodolfo O. Ploder
Performance Shares (TSR)	$6,000,000	$1,518,750	$1,209,375	$1,125,000
Premium-Priced Stock Options	$3,250,000	$843,750	$671,875	$625,000
RSUs	$1,750,000	$337,500	$268,750	$250,000

Equifax Inc. Change in Control Severance Plan

Concurrent with the changes discussed above, on February 22, 2019, Paulino do Rego Barros, Jr., John W. Gamble, Jr., John J. Kelley III and Rodolfo O. Ploder (collectively, the “Participating NEOs”) agreed to give up their existing change in control agreements and become subject to the Equifax Inc. Change in Control Severance Plan (the “Plan”). The Plan replaces in entirety the existing change in control agreements between the Participating NEOs and the Company.

The Plan provides the Participating NEOs with severance benefits in the event that (i) a “Change in Control” of the Company occurs, and (ii) within 6 months prior to or within 24 months after the Change in Control (existing change in control agreements for Messrs. Barros, Gamble and Kelley included a window period of 36 months after the Change in Control), a Participating NEO’s employment is terminated by the Company without “Cause” or by the executive for “Good Reason,” referred to under the Plan as a “CIC Qualifying Termination” (all such terms are as defined in the Plan).

If a CIC Qualifying Termination occurs, each Participating NEO is eligible for similar severance benefits as he would have received under his existing change in control agreement, except:

•

the Participating NEO would be eligible for a lump-sum cash severance payment equal to two times the sum of the Participating NEO’s (a) annual base salary and (b) target annual bonus opportunity for the year of termination, instead of a lump-sum cash severance payment equal to three times (or for Mr. Ploder, two times) the sum of the Participating NEO’s (x) highest annual base salary during the 12 months immediately preceding the date of termination and (y) highest annual bonus earned under the executive bonus plan with respect to the three calendar years immediately preceding the year of termination;

•

the Participating NEO would be eligible for a pro rata bonus at target for the year of termination, rather than a pro rata bonus based on the highest annual bonus earned under the executive bonus plan with respect to the three calendar years immediately preceding the year of termination;

•

Messrs. Barros and Ploder will no longer be provided with tax gross-ups in case of any excise taxes under Sections 280G and 4999 of the Internal Revenue Code (existing change in control agreements for Messrs. Gamble and Kelley did not provide for excise tax gross-ups); instead, severance payments under the Plan may be reduced to the extent necessary to avoid the adverse tax consequences of Sections 280G and 4999 (if the reduction would put the executive in a better after-tax position);

•	additional retirement and 401(k) benefits will no longer be provided;

•	welfare benefits, other than medical benefits, and enhanced eligibility for retiree medical coverage will no longer be provided; and

•	the Participating NEO is required to arbitrate any claim and must bear his own legal fees, although the arbitrator can award reasonable legal fees to the Participating NEO in certain circumstances.

Under the terms of the Plan, the Participating NEOs become subject to standard definitions of “Cause” and “Good Reason” that align with contemporary best practices and severance benefits become subject to the Company’s enhanced compensation clawback policy.

In addition to the Participating NEOs, all other executive officers who previously were party to an existing change in control agreement agreed to give up their individual agreements and become subject to the Plan. In connection with the elimination of these individual agreements, the Company’s obligation to provide executives with tax gross-ups in case of any excise taxes under Sections 280G and 4999 of the Internal Revenue Code was eliminated.

The Plan will not apply to Mark W. Begor, the Company’s Chief Executive Officer. The severance benefits applicable to Mr. Begor in a change of control are contained in his employment agreement with the Company.

The foregoing summary of the terms and conditions of the Plan is not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Plan included as Exhibit 10.1 to this Current Report on Form 8-K which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Equifax Inc. Change in Control Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2019	EQUIFAX INC.

/s/ John J. Kelley III
John J. Kelley III Corporate Vice President, Chief Legal Officer and Corporate Secretary